EXHIBIT 23.5







                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Equitex, Inc. on Form S-8 of our report on Key Financial Systems, Inc., dated March 30, 2001, which appears in the Annual Report on Form 10-K of Equitex, Inc. for the year ended December 31, 2001.



McGLADREY & PULLEN, LLP

Fort Lauderdale, Florida
March 10, 2003